Exhibit 10.64

CONSULTING AGREEMENT BETWEEN

LITHIUM TECHNOLOGY CORPORATION

AND ILION TECHNOLOGY CORPORATION

THIS CONSULTING AGREEMENT is made as of the 12th day of July, 2004 between LITHIUM TECHNOLOGY CORPORATION, a Delaware corporation (the “Company”) and ILION TECHNOLOGY CORPORATION, a Delaware corporation (“Consultant”).

WHEREAS, the Company is in need of the special expertise of Consultant in connection with certain lithium battery technology matters; and

WHEREAS, Consultant is recognized for its credentials and experience in such field, and the parties desire to enter into this Agreement for their mutual benefit.

1. Term of Agreement. This Agreement shall commence on the date hereof (the “Commencement Date”) and shall end on September 15, 2004, unless extended pursuant to paragraph 4 below (the “Term”).

2. Responsibilities of Consultant. During the Term, Consultant shall:

(a) Be a consultant to the Company;

(b) Provide technology consulting services to the Company in the lithium battery field covering such matters as are mutually agreed by the Company and the Consultant; and

(c) Be available on as needed basis in order to perform such duties for the Company, provided, however, Consultant shall not be obligated to provide such services more than five hours per month nor shall Consultant be obligated to perform such services on site at the Company’s facilities.

3. Compensation to Consultant. In consideration for the consulting services provided by Consultant as specified in Section 2 above, and other good and valuable consideration, the Company agrees during the Term:

(a) To pay to Consultant $15,000 for the Term of this Agreement with payment to be made on the Commencement Date;

(b) To issue to Consultant on the Commencement Date a four year warrant to purchase 35,000 shares of Company Common Stock at an exercise price of 110% of the closing bid price of the Company’s Common Stock on the date of this Agreement.

4. Extension of Term. If, by the end of the Term, Consultant’s shares of common stock in the Company (the “Shares”) are not purchased in a private transaction pursuant to an Agreement of even date herewith between Consultant and the purchaser named therein or otherwise, the Term shall be extended on a month to month basis. During any such extension, the Company agrees to make payments to Consultant of $24,100.75 per month on the fifteenth of each month commencing on September 15, 2004 and ending on August 15, 2005. Consultant has this day deposited with Gallagher, Briody & Butler as Escrow Agent (the “Escrow Agent”) the 289,209 shares of Company Common Stock owned by them together with twelve stock powers duly endorsed in blank and containing medallion signature guarantees. If the Term is extended, the following provisions shall apply to the Shares:

(a) Upon receipt of notice from the Company together with evidence that it has made a monthly consulting payment, Gallagher, Briody & Butler shall notify Consultant of its intent to release 1/12 of the Shares to the Company. Unless it receives a written objection from Consultant within five (5) days of its receipt of notice, such Shares shall be released to the Company.

(b) If a monthly consulting payment is not made within 15 days of its due date, Consultant may give written notice of default to the Company and Escrow Agent and the Escrow Agent shall (unless it receives a written objection from the Company within five (5) days of its receipt of notice) release the Shares (or any portion of the Shares still held by the Escrow Agent) to the Consultant. Any proceeds received by the Consultant with respect to the sale of the Shares shall reduce the amount owed by the Company hereunder.

The acceptance by the Escrow Agent of its duties as such under this Agreement is subject to the following terms and conditions, which all parties to this Agreement hereby agree shall govern and control with respect to the rights, duties, liabilities and immunities of the Escrow Agent.

(a) The Escrow Agent is not a party to, and is not bound by, any agreement which may be evidenced by, or arise out of, the foregoing instructions, other than as expressly therein set forth.

(b) The Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, receipt or other paper or document which the Escrow Agent in good faith believes to be genuine and what is purports to be.

(c) The Escrow Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it in good faith, or for anything which it may do or refrain from doing in connection herewith, except its own negligence or misconduct.

(d) The Escrow Agent shall not be liable for any diminution in value of the Shares while held by the Escrow Agent, including during any period of dispute between the parties as to the proper disposition of the Shares.

(e) The Escrow Agent may consult with, and obtain advice from, legal counsel in the event of any dispute or question as to the construction of any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in good faith in accordance with the opinion and instructions of such counsel.

[Signatures appear on next page]

WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

LITHIUM TECHNOLOGY CORPORATION

By:
Name:
Title:

ILION TECHNOLOGY CORPORATION

By:
Name:
Title:

GALLAGHER, BRIODY & BUTLER

By:
Name:
Title: